UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33757	33-0861263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27101 Puerta Real, Suite 450, Mission Viejo, CA		92691
(Address of principal executive offices)		(Zip Code)
(949) 487-9500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders of The Ensign Group, Inc. was held on May 27, 2015, and the matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.
The two nominees named below were elected to serve as Class II directors of the board of directors, to serve until the 2018 Annual Meeting, until a successor is elected and qualified, and the voting rights were as follows:

	Votes	Votes
Nominee	For	Against	Abstain

Christopher R. Christensen	20,702,039	231,969	5,165
Daren J. Shaw	20,697,609	236,269	5,295

2. The selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
23,643,465	203,359	5,221

3. The compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved on an advisory basis, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,719,193	190,467	29,513	2,912,872

4. The stockholder proposal regarding the issuance of sustainability report, was rejected, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,018,804	10,901,902	5,018,467	2,912,872

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

/s/ SUZANNE D. SNAPPER
Chief Financial Officer

Dated: June 1, 2015